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                                                                    EXHIBIT 4.10

                                                         [CONFORMED AS EXECUTED]

                     ACKNOWLEDGMENT, CONSENT AND AMENDMENT
                     -------------------------------------

Section 1.01.  Each of the undersigned hereby:

               (a) acknowledge and consent to the execution, delivery and performance of (i) the Amended and Restated Credit Agreement, dated as of March 3, 1993, amended and restated as of March 24, 1998 (as the same may be amended, modified, restated, supplemented, extended, renewed or refinanced from time to time, the "Amended and Restated Credit Agreement"), among Earle M. Jorgensen Holding Company, Inc. ("Holding"), Earle M. Jorgensen Company (the "Borrower"), the institutions from time to time party thereto (the "Lenders"), and BT Commercial Corporation, as Agent (in such capacity, the "Agent"), amending and restating the Credit Agreement, dated as of March 3, 1993 (as the same may have been amended, modified, or supplemented from time to time prior to the Amended and Restated Credit Agreement, the "Existing Credit Agreement"), among Holding, the Borrower, the Lenders and BT Commercial Corporation and Chemical Bank, as Agents, and (ii) all of the documents and transactions contemplated by the Amended and Restated Credit Agreement; and

               (b) except as set forth herein, agrees that such execution, delivery and performance shall not in any way affect such entity's obligations under any Credit Document (as defined in the Existing Credit Agreement) other than the Existing Credit Agreement, or any other document executed in connection therewith other than the Existing Credit Agreement, to which such entity is a party, including, without limitation, each such entity's respective obligations (if any) under the Security Agreement (attached hereto as Annex A), which, along with each other document executed in connection therewith, other than the Credit Agreement (the "Credit Documents"), are hereby assumed under and made a part by reference of the Amended and Restated Credit Agreement which obligations on the date hereof remain absolute and unconditional and are not subject to any defense, set-off or counterclaim; provided that, in the case of each of the
                                  --------
Credit Documents, the undersigned hereby acknowledge and agree that the "Obligations" (as defined therein) include all of the Obligations under and as defined in the Amended and Restated Credit Agreement after giving effect to the Restatement Effective Date and any increase in the amounts owing to the Lenders or the Agent (as defined in the Amended and Restated Credit Agreement). Unless otherwise defined herein, capitalized terms used in this Acknowledgment, Consent and Amendment shall have the meanings set forth in the Amended and Restated Credit Agreement.
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Section 1.02. The Security Agreement is hereby further amended by (i) inserting the text ", amended and restated as of March 24, 1998" immediately after the reference to "1993" in the first "WHEREAS" clause thereof, (ii) deleting the text "and Chemical Bank" immediately after the name "BT Commercial Corporation" in the first "WHEREAS" clause thereof, (iii) deleting the word "Agents" each time it appears in the first "WHEREAS" clause thereof and inserting the word "Agent" in lieu thereof, (iv) inserting the text ", extended, renewed" immediately after the reference to "supplemented" in the first "WHEREAS" clause thereof, (v) inserting the text "(including books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to such items)" immediately after the reference to "Section 2" in Section 2(d) thereof and (vi) inserting the text "Notwithstanding anything to the foregoing, Collateral shall not include Term Collateral (as defined in the Intercreditor Agreement)." as a new paragraph at the end of Section 2 thereof.

Dated as of  March 24, 1998

                              EARLE M. JORGENSEN COMPANY



                              By /s/ Charles P. Gallopo
                                 ----------------------
                                 Name:  Charles P. Gallopo
                                 Title: Vice President and Chief Financial
                                        Officer


Accepted and Agreed to:

BT COMMERCIAL CORPORATION
 as Agent for the Lenders



By /s/ Basil Palmeri
   -----------------
   Name:  Basil Palmeri
   Title: Vice President

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